Exhibit 99.1

BioDelivery Sciences Announces Issuance of U.S. Patent

Extending Exclusivity for the BEMA Delivery Technology

Patent issuance extends both ONSOLIS and the BEMA technology platform exclusivity until at least 2019

RALEIGH, N.C., August 25, 2009 - BioDelivery Sciences International, Inc. (Nasdaq: BDSI) today announced the issuance of United States Patent 7,579,019, which will provide additional patent exclusivity for both ONSOLIS™ and BDSI’s BEMA® drug delivery technology platform until at least 2019.

“The United States Patent Office’s issuance of this patent provides BDSI longer and more extensive protection for both ONSOLIS and the BEMA platform technology,” stated Charles Dadswell, General Counsel for BDSI. “The U.S. Patent Office has acknowledged and extended the expiration date of the patent by 835 days. However, BDSI believes it is entitled to, and will request, a further extension of this period that would move the expiration date into early 2020.”

“Issuance of this patent is significant as it not only extends the exclusivity window for ONSOLIS but also expands and extends our patent exclusivity for products utilizing the BEMA technology, including our follow on pain product in development, BEMA Buprenorphine,” said Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI.

BDSI recently announced approval from the U.S. Food and Drug Administration (FDA) to market ONSOLIS (fentanyl buccal soluble film), formerly referred to as BEMA Fentanyl, for the management of breakthrough pain (BTP) in patients with cancer, eighteen years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain. ONSOLIS is the first product to utilize the company’s proprietary BioErodible MucoAdhesive (BEMA) drug delivery technology, which consists of a small, dissolvable, polymer film for application to the buccal mucosa (inner lining of the cheek). ONSOLIS will be commercialized in the U.S. by Meda Pharmaceuticals, the U.S. subsidiary of Meda AB, and is expected to be available for sale early fourth quarter of this year.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ:BDSI) is a specialty pharmaceutical company that is focused on developing innovative products to address growing market opportunities, including conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner, and commercialize new products using proven therapeutics. BDSI’s pain franchise currently consists of two products utilizing the Company’s patented BEMA buccal soluble film technology: ONSOLIS (fentanyl buccal soluble film) which was approved by FDA on July 16, 2009, for the management of breakthrough pain in patients with cancer, eighteen years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain, and BEMA Buprenorphine, an analgesic in Phase 2 clinical development with at least one potential target indication for the treatment of moderate to severe pain. The company is working with its BEMA technology and its patented Bioral® cochleate technology on products targeted at conditions common to oncology and surgical patients such as pain and infections. The company headquarters is located in Raleigh, North Carolina, and its principal laboratory is located in Newark, New Jersey. For more information please visit www.biodeliverysciences.com.

BDSI®, BEMA® and Bioral® are registered trademarks, and ONSOLISTM is a trademark of BioDelivery Sciences International, Inc.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, those relating to the protection afforded the Company’s intellectual property portfolio, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Contact

Donald Ellis

ICR

925-253-1240

donald.ellis@icrinc.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsinternational.com